UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

CVR PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On February 1, 2012, CVR Partners, LP (the “Partnership”) announced that Kevan A. Vick will retire and his employment agreement will thereby be terminated, effective February 1, 2012 (the “Effective Date”). Mr. Vick has served as Executive Vice President and Fertilizer General Manager of (i) CVR GP, LLC (“CVR GP”), which is the general partner of the Partnership, (ii) Coffeyville Resources Nitrogen Fertilizers, LLC, a wholly owned subsidiary of the Partnership, (iii) CVR Energy, Inc. (“CVR Energy”) and (iv) certain subsidiaries of CVR Energy. CVR GP is a wholly-owned subsidiary of CVR Energy, and CVR Energy owns approximately 70% of the common units representing limited partnership interests of the Partnership.

In connection with Mr. Vick’s retirement and the termination of his employment agreement, on January 31, 2012, CVR GP, the Partnership and CVR Energy entered into a Consulting Agreement with Mr. Vick (the “Consulting Agreement”), which is effective as of the Effective Date, whereby CVR GP has agreed to retain Mr. Vick as a consultant and Mr. Vick has agreed to provide services as a consultant on the terms and conditions set forth therein and summarized below.

Pursuant to the Consulting Agreement, Mr. Vick will provide consulting and advisory services to CVR GP, the Partnership and their respective subsidiaries and affiliates for a period of two years (unless terminated earlier by Mr. Vick or by CVR GP for cause) commencing on the Effective Date; provided, Mr. Vick will not be required to provide consulting services in excess of (i) eight days per calendar month, (ii) 400 hours during the first year of the term, or (iii) 200 hours during the second year of the term. As compensation for his services, CVR GP will pay Mr. Vick an annual retainer of $63,000 (payable monthly), plus $175 per hour for each hour worked in excess of the time limitations provided directly above. Mr. Vick will also be entitled to reimbursement of reasonable business expenses in accordance with CVR GP’s policy. The Consulting Agreement also contains customary non-competition and non-solicitation covenants that continue for a period of two years following the Effective Date.

In connection with his employment prior to his retirement, Mr. Vick had previously been granted 13,252 phantom units in the Partnership (all of which remain unvested), and 28,435 shares of restricted common stock in CVR Energy (two-thirds of which remain unvested). The award agreements governing these awards provide for forfeiture of the unvested portion following cessation of employment. As additional compensation for the consulting services and in consideration of his prior service and the restrictive covenants contained in the Consulting Agreement, the Partnership and CVR Energy have agreed to amend his equity awards such that they would continue to vest on the original schedule during the term of the Consulting Agreement notwithstanding his change in status from an employee to a consultant.

The description of the Consulting Agreement above is qualified in its entirety by reference to the full text of the Consulting Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

Furnished with this Current Report on Form 8-K is a press release announcing the retirement of Mr. Vick. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information in this Item 7.01 and Exhibit 99.1 is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement entered into on January 31, 2012, but effective as of February 1, 2012, by and between CVR GP, LLC, a Delaware limited liability company, CVR Partners, LP, a Delaware limited partnership, CVR Energy, Inc., a Delaware corporation, and Kevan A. Vick

99.1	Press release, dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2012

CVR PARTNERS, LP

By:	CVR GP, LLC, its general partner

By:	/s/ Byron R. Kelley
Byron R. Kelley
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Consulting Agreement entered into on January 31, 2012, but effective as of February 1, 2012, by and between CVR GP, LLC, a Delaware limited liability company, CVR Partners, LP, a Delaware limited partnership, CVR Energy, Inc., a Delaware corporation, and Kevan A. Vick

99.1	Press release, dated February 1, 2012